October 4, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Enservco Corporation’s statements included under Item 4.01 of its Form 8-K filed on October 4, 2018, and we agree with such statements concerning our firm.

                                                                                                                                                                                                                /s/EKS&H LLLP

                                                                                                                                                                                                                               EKS&H LLLP